UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 24, 2010
Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terminal Tower, 50 Public Square
Suite 1100, Cleveland, Ohio	44113

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 216-621-6060
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
Effective August 24, 2010, Forest City Enterprises, Inc. (the “Company”) and Forest City Rental Properties Corporation (“FCRPC”), a wholly-owned subsidiary of the Company, entered into a Second Amendment to Second Amended and Restated Credit Agreement and Second Amended and Restated Guaranty of Payment of Debt (“Second Amendment”) with KeyBank National Association, as Administrative Agent, PNC Bank National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and the various banks party thereto (collectively the “Banks”). The Second Amendment amends: (i) the Second Amended and Restated Credit Agreement, dated January 29, 2010, among FCRPC and the Banks, as amended by a First Amendment to Second Amended and Restated Credit Agreement and Second Amended and Restated Guaranty of Payment of Debt, dated March 4, 2010 (as amended, the “Credit Agreement”); and (ii) the Second Amended and Restated Guaranty of Payment of Debt, dated January 29, 2010, entered into by the Company for the benefit of the Banks, as amended by a First Amendment to Second and Restated Credit Agreement and Second Amended and Restated Guaranty of Payment of Debt, dated March 4, 2010 (as amended, the “Guaranty”).
The Second Amendment sets forth terms and conditions under which the Company may in the future issue additional preferred equity with the prior consent of the Administrative Agent but without a further specific amendment to the Credit Agreement and the Guaranty to permit such issuance. These terms and conditions include, among others, (i) a majority of the proceeds from the additional preferred equity shall be used to retire outstanding senior notes of the Company and (ii) any dividends payable with respect to the additional preferred equity shall not exceed the aggregate debt service on the senior notes retired plus $3,000,000 annually. The Second Amendment also includes additional terms and conditions pursuant to which the Company may issue additional preferred equity without the consent of the Administrative Agent. The Second Amendment also provides additional or clarifying language and definitional changes to incorporate all of the foregoing, and makes other immaterial modifications to the Credit Agreement and Guaranty.
Certain of the Banks under the Second Amendment and their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.
The foregoing description of the terms of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment filed as Exhibit 10.1 to this Form 8-K.
Item 9.01 Exhibits.
(d) Exhibits

Exhibit
Number		Description

10.1	-	Second Amendment to Second Amended and Restated Credit Agreement and Second Amended and Restated Guaranty of Payment of Debt, dated as of August 24, 2010, by and among Forest City Rental Properties Corporation, Forest City Enterprises, Inc., KeyBank National Association, as Administrative Agent, PNC Bank National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and the banks named therein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.
By:	/s/ CHARLES A. RATNER
	Name:	Charles A. Ratner
	Title:	Chief Executive Officer and President

Date: August 27, 2010

EXHIBIT INDEX

Exhibit
Number		Description

10.1	-	Second Amendment to Second Amended and Restated Credit Agreement and Second Amended and Restated Guaranty of Payment of Debt, dated as of August 24, 2010, by and among Forest City Rental Properties Corporation, Forest City Enterprises, Inc., KeyBank National Association, as Administrative Agent, PNC Bank National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and the banks named therein.